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                                                                     Exhibit 5.1

                          Maloney Gerra Mehlman & Katz
                              405 Lexington Avenue
                               New York, New York
                               Tel: (212) 973-6900
                               Fax: (212) 973-6097

                                                                   June 25, 1996

Pharmhouse Corp.
860 Broadway
New York, New York 10003

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Pharmhouse Corp., a New York corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering for sale under the Securities Act of 1933, as amended (i) warrants (the "Warrants") to purchase up to 85,867 Common Shares, $.01 par value, of Pharmhouse Corp. (the "Common Shares") owned by Brenner Securities Corporation ("Brenner") and (ii) 85,867 Common Shares issuable upon exercise of such warrants.

                  We have examined copies of the Company's Certificate of Incorporation and By-Laws, each as amended through the date hereof, the Warrant Agreement dated as of January 23, 1996 between the Company and Brenner (the "Warrant Agreement") and the Warrant Certificate issued by the Company to Brenner on such date, the Registration Statement and all exhibits thereto, corporate proceedings of the Board of Directors and shareholders of the Company and originals, photocopies or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities, as we deemed necessary to form the basis of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As




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Pharmhouse Corp.
June 25, 1996
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to various questions of fact material to such opinion, we have relied upon statements and certificates of officers of the Company and others.

                  Based upon the foregoing, we are of the opinion that (a) subject to payment of the exercise price thereunder and compliance with the other terms of the Warrant Agreement by the holder(s) thereof, the Warrants represent a legally binding obligation of the Company, enforceable against the Company in accordance with the terms of the Warrant Agreement, except as enforceability may be limited by laws of bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles, and
(b) all of the Common Shares to be issued upon exercise of the Warrants and sold by the selling shareholder will, when issued in accordance with the Warrant Agreement, have been duly authorized and issued and, when sold in accordance with the terms described in the prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                MALONEY, GERRA, MEHLMAN & KATZ